EXHIBIT 22

     Proxy Statement, Notice of Annual Meeting of Stockholders to be Held Wednesday, August 5, 1998 at 11:00 A.M. and Form of Proxy (to be deemed filed only to the extent required by the instructions to exhibits for reports on Form 10-K) to be filed within 120 days of the end of the Registrant's fiscal year.